Exhibit 10.11

STOCKHOLDER’S AGREEMENT

THIS STOCKHOLDER’S AGREEMENT (“Agreement”) is made and entered into as of October [●], 2023, by and among Falcon’s Beyond Global, Inc., a Delaware corporation (the “Issuer”), [Falcon’s Beyond Global LLC, a Delaware limited liability company and subsidiary of the Issuer (“Falcon’s”)] and [_________] (the “Stockholder”).

WHEREAS, pursuant to (i) the Agreement and Plan of Merger, dated as of July 11, 2022, as amended on September 13, 2022, as further amended and restated on January 31, 2023, and as further amended on June 25, 2023, July 7, 2023 and September 1, 2023 (the “Merger Agreement”), by and among the Issuer, [Falcon’s,][Falcon’s Beyond Global LLC, a Delaware limited liability company and subsidiary of the Issuer (“Falcon’s”),] FAST Acquisition Corp. II, and Palm Merger Sub, LLC, and (ii) the Earnout Escrow Agreement, dated as of October [●], 2023 (the “Earnout Escrow Agreement”), by and among the Issuer, Falcon’s, the Stockholder and certain other stockholders of the Issuer, and Continental Stock Transfer & Trust Company as escrow agent, the Issuer placed [[●] shares of Class A Common Stock of the Issuer (the “Earnout Shares”)] [[●] shares of Class B Common Stock of the Issuer (the “Earnout Shares”) and Falcon’s placed [●] units of Falcon’s (the “Earnout Units”)] into an escrow account for the benefit of the Stockholder, which Earnout Shares [and Earnout Units] will be released to the Stockholder or to the Issuer[ or Falcon’s, as applicable,] to be canceled pursuant to the terms thereof;

WHEREAS, Section 3.01(c)(vi) of the Merger Agreement provides that, until the Earnout Shares are earned and released from escrow pursuant to the terms of the Earnout Escrow Agreement, the Stockholder must take all actions necessary so that such Earnout Shares are voted in proportion with the votes of all other holders of the Issuer’s common stock;

WHEREAS, Section 3.01(c)(vii) of the Merger Agreement provides that, as a condition for any Earnout Shares [and Earnout Units] being earned, released and delivered from escrow, the Stockholder must enter into a lock-up agreement providing that such Earnout Shares [and Earnout Units] shall not be transferable (except to affiliates) for 365 days from the date they are released from escrow; and

WHEREAS, the Issuer[, Falcon’s] and the Stockholder wish to enter into this Agreement to set forth such voting and transfer restrictions with respect to the Earnout Shares [and Earnout Units].

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1. Voting Rights. During the Term (as defined in the Earnout Escrow Agreement), the Stockholder shall have voting rights with respect to any Earnout Shares held for the Stockholder’s benefit under the Earnout Escrow Agreement. Without limiting the generality of the foregoing, until the Earnout Shares are earned and released from escrow pursuant to the terms of the Earnout Escrow Agreement, at each meeting of the stockholders of the Issuer, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the Issuer’s stockholders is sought, the Stockholder shall, with respect to any Earnout Shares still held under the Earnout Escrow Agreement, (i) appear at each such meeting or otherwise cause all such Earnout Shares held for the Stockholder’s benefit under the Earnout Escrow Agreement to be counted as present or represented thereat for purposes of calculating a quorum and (ii) vote or cause to be voted, or execute and deliver a written consent (or cause a written consent to be executed and delivered) with respect to, all such Earnout Shares held for the Stockholder’s benefit under the Earnout Escrow Agreement for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Issuer’s common stock as a whole are voted for or against, not voted, or abstained on any such matter. The Stockholder shall take, or cause to be taken, and do, or cause to be done, all things reasonably necessary in furtherance of the foregoing covenants. The Stockholder hereby agrees, in its capacity as a beneficial owner of the Earnout Shares, that the Stockholder shall not commit or agree to take any action inconsistent with the foregoing. As used in this Agreement, the Stockholder shall be deemed to “beneficially own” any Earnout Shares which such person or any of such person’s Affiliates (as defined below) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as well as any Earnout Shares with respect to which such person directly or indirectly, owns, exercises or has the right to exercise any voting or economic rights, whether fixed or contingent or is treated as the owner thereof for U.S. federal income tax purposes.

2. Lock-Up.

(a) The Stockholder shall not directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecated or otherwise dispose of, whether voluntarily or involuntarily, any Earnout Shares [or Earnout Units] unless and until such Earnout Shares [and Earnout Units] have been released from escrow in accordance with the Earnout Escrow Agreement.

(b) As a condition to Earnout Shares [and Earnout Units] being earned, released and delivered from the Escrow Account, the Stockholder hereby agrees that, for a period beginning on the date such Earnout Shares [and Earnout Units] are delivered to the Stockholder and ending on the date that is 365 days thereafter, it shall not, without the prior written consent of the Issuer and Falcon’s, directly or indirectly Transfer (as defined below) such Earnout Shares [or Earnout Units] except to the Stockholder’s Affiliates (as defined below). As used herein, “Transfer” means the following: (i) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the Securities and Exchange Commission or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to such released Earnout Shares [and Earnout Units], (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such released Earnout Shares [and Earnout Units] or (iii) the public announcement of any intention to effect any transaction specified in clause (i) or (ii). As used herein, “Affiliate” means, with respect to the Stockholder, any person that, directly or indirectly, controls, is controlled by, or is under common control with, the Stockholder, through one or more intermediaries or otherwise; the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Any Affiliate to whom Earnout Shares [or Earnout Units] are Transferred in accordance with this Section 2(b) shall agree to be bound by the restrictions in this Section 2(b). [If the Stockholder converts its Earnout Shares and Earnout Units to Class A common stock of the Issuer, such Class A common stock shall be subject to the restrictions in this Section 2(b).]

(c) Notwithstanding anything to the contrary, nothing in this Section 2 shall prohibit the Stockholder or its Affiliates from Transferring its Earnout Shares [or Earnout Units] in connection with a merger of the Issuer[ or Falcon’s] or a tender offer for all of the Issuer’s shares, in each case that has been approved by the board of directors of the Issuer.

3. No Inconsistent Agreement. The Stockholder hereby represents and covenants that it has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

4. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the written agreement of the Issuer[, Falcon’s] and the Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof. This Section 4 shall survive the termination of this Agreement.

5. Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(b) CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Any claim, action, suit, assessment, arbitration or proceeding (collectively, an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby (whether in contract, tort or otherwise), shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 5(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto, any Affiliate to whom Earnout Shares [or Earnout Units] are Transferred in accordance with Section 2(b), and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto. Any attempted assignment in violation of the terms of this Section 5(c) shall be null and void, ab initio.

(d) Specific Performance. The Stockholder agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Stockholder does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Stockholder acknowledges and agrees that (i) the Issuer [and Falcon’s] shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 4, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the Issuer [and Falcon’s] would have entered into this Agreement. The Stockholder agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the Issuer [and/or Falcon’s] [has][have] an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Stockholder acknowledges and agrees that the Issuer [and/or Falcon’s] seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5(d) shall not be required to provide any bond or other security in connection with any such injunction.

(e) Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(g) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed without any “bounce back” or similar error message, addressed as follows:

If to the Issuer or Falcon’s:

6996 Piazza Grande Avenue, Suite 301

Orlando, FL 32835

Attn: Scott Demerau and Cecil Magpuri

Email: [***] and [***]

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Joel Rubinstein

Email: joel.rubinstein@whitecase.com

If to the Stockholder: at the Stockholder’s address listed on the signature pages hereto.

(h) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Entire Agreement. This Agreement and the Earnout Escrow Agreement, and the agreements referenced herein and therein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby or thereby.

(j) Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder is signing this Agreement solely in such person’s capacity as beneficial owner of Earnout Shares [and Earnout Units], and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Stockholder or any Affiliate, employee or designee of the Stockholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of Issuer[, Falcon’s] or any other person, including in the exercise of his or her fiduciary duties as a director or officer of Issuer [or Falcon’s].

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ISSUER:
FALCON’S BEYOND GLOBAL, INC.

By:
Name:
Title:

[FALCON’S:
FALCON’S BEYOND GLOBAL, LLC

By:
Name:
Title:]

STOCKHOLDER:
[________________________________]

By:
Name:
Title:
Address:

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